Exhibit 10.9

NON-RESIDENTIAL PROPERTY LEASE AGREEMENT

Signed May 28, 2009 in Kaunas between:

Tomo Grébliúno, personal code 36906300743, residing Žvaigždžiu g. 11-14, Panevezys, tel.: +370 686 19499, Tomo Skučo, personal code 36912260033, residing Kiškiu g. 13, Kaunas, and Vygantés Skučienés, personal code 47101200077 residing Kiškiu g. 13, Kaunas, all of whom shall hereafter shall be referred to as the LANDLORD or AGREEMENT PARTY and

UAB “Devint” (hereafter “TENANT or AGREEMENT PARTY), company code 300633724, VAT code LT100003127916, a/s LT947300010098138017, AB Bank “Hansabankas”, bank code 73000, headquarters address: Statybininku g. 7 LT-50118, Kaunas, telephone +370 37 361021, fax.:+370 37 361021 represented by the director Kęstutis Kupčiūnas acting in accordance with TENANT undertaking statutes.

This immovable property lease agreement shall hereinafter be referred to as “AGREEMENT”, and the LANDLORD and TENANT together – “AGREEMENT PARTIES”).

ARTICLE 1. GENERAL AGREEMENT PROVISIONS

1.1. The LANDLORD shall transfer the object of the AGREEMENT to the TENANT for temporary management and use (lease) in accordance with the provisions of the AGREEMENT for a designated fee, and the TENANT shall be obligated to pay the rent and other associated fees as set forth in the AGREEMENT.

1.2. The subject of the AGREEMENT is the immovable property, which is located at Savanoriu pr. 221, Kaunas (hereafter – “PREMISES”). The PREMISES are located in the building (thereafter “BUILDING”), its unique code No. 1998-6009-5012, at the address of Savanoriu pr. 221, Kaunas, on the third floor, designated on the floor plan as 1B4p.

1.3. Total area of the PREMISES is 232.96 sq. m. The exact measurement of the total area of the PREMISES shall be specified upon signing the PREMISES transfer-acceptance act.

1.4. The PREMISES are designated for administrative. The TENANT shall have the right to use the PREMISES for activity as agreed upon with the LANDLORD. The LANDLORD shall be obligated to guarantee that the TENANT is able to use the PREMISES in accordance with its designation outlined in the AGREEMENT.

1.5. The transfer of the PREMISES to the TENANT shall be legalized by signing PREMISES transfer-acceptance act (thereafter – TRANSFER-ACCEPTANCE ACT”) signed by the AGREEMENT PARTIES.

1.6. The LANDLORD hereby declares, guarantees and confirms that:

(i)

The BUILDING in accordance with the general ownership right belongs to the LANDLORD and AB “TEO”: the co owner of the BUILDING shall not object to conclusion of the AGREEMENT between the LANDLORD and the TENANT;

(ii)	The LANDLORD has the right to rent the PREMISES to the TENANT;

(iii)

This AGREEMENT shall not infringe upon any third parties’ rights or lawful claims under any circumstances, while the LANDLORD, upon signing this AGREEMENT, shall not infringe on any obligations towards third parties on the basis of current contracts, legal acts or other reasons.

(iv)	The TENANT shall have the right to use the PREMISES in accordance with its designation purpose outlined in paragraph 1.4 of the AGREEMENT:

/s/ illegible /s/ Tomas Skučas	/s/ illegible

(v)	The LANDLORD shall have all unlimited rights to sign agreements and assume obligations as set forth in legislature;

(vi)	All necessary approvals from third parties (if needed) have been received for drafting of this AGREEMENT;

(vii)	The PREMISES have not been leased nor have been assigned for use by any other persons, they are not under arrest, there are no liens related to these PREMISES, including those issued by the court;

(viii)

The LANDLORD has not received any notices from state or municipal institutions regarding intentions to limit its rights to these PREMISES, nor has received any notices about transfer of rights to the PREMISES to any third parties, or regarding application of any limitations thereof;

(ix)	All due fees related to the PREMISES, including fees associated with its exploitation are current and there are no current arrearages;

(x)

There are no known deficiencies affecting the PREMISES that would be hidden from the TENANT in effect prohibiting the use of the PREMISES in accordance with its intended purpose, nor are there any deficiencies which would reduce usability of the PREMISES if such knowledge of such deficiencies could prevent the TENANT from renting the PREMISES altogether or affect the TENANT’s agreement to pay the asking rent price;

(xi)	Neither the BUILDING nor the PREMISES are limited by any third parties’ rights or restrictions thereof, and third parties have no rights nor claims to the BUILDING or the PREMISES;

(xii)	All provisions of this AGREEMENT and all obligations assumed by the LANDLORD in accordance with this AGREEMENT are fully legal; the LANDLORD shall not refuse, claim or argue its legality.

1.7 The TENANT hereby declares guarantees and confirms that:

(i)

The TENANT is registered in accordance with legal acts of the Republic of Lithuania and operates as a legal enterprise, and has all unlimited rights in accordance with legislature to enter into any agreements and assume obligations;

(ii)	All provisions of this AGREEMENT and all obligations assumed by the TENANT in accordance with this AGREEMENT are fully legal; the TENANT shall not refuse, claim or argue its legality.

1.8. Declarations, guarantees and confirmation listed in paragraphs 1.6 and 1.7 of this AGREEMENT shall be considered presented, valid and effective as of the day of the AGREEMENT signing. At any moment following PREMISES transfer-acceptance agreement one AGREEMENT PARTY shall have the right to request the other AGREEMENT PARTY to confirm that these declarations and confirmations are correct at the time when the answer to such a request is provided.

1.9. In cases when such declarations, guarantees and confirmation listed in paragraphs 1.6 and 1.7 of this AGREEMENT are not correct or valid on a given day, then the AGREEMENT PARTY which has been provided such wrongful declaration, guarantee or confirmation shall have the right (additionally and without limitations of rights which it may exercise in accordance with legal acts of the Republic of Lithuania) to demand that the AGREEMENT PARTY which made such declaration, guarantee or confirmation to reimburse all loss and additional expense incurred for the fact that the AGREEMENT PARTY which suffered loss relied on declarations, guarantees or confirmations that did not correspond reality, and which would not have occurred had such declarations, guarantees or confirmations been truthful.

/s/ illegible /s/ Tomas Skučas	/s/ illegible

ARTICLE 2. AGREEMENT AND LEASE TERM

2.1. The AGREEMENT has an end date. The AGREEMENT shall be valid for 3 (three) years. The lease term shall begin on the day following the AGREEMENT signing, after the PREMISES are transferred to the TENANT in accordance with the transfer-acceptance act.

2.2. The TENANT shall have the priority right to renew the AGREEMENT assuming the terms of the AGREEMENT are fully executed up until then.

ARTICLE 3. INSTALLATION AND RENOVATION OF THE PREMISES. PREMISES TRANSFER TO THE TENANT. RETURN OF THE PREMISES

3.1. The AGREEMENT PARTIES agree, that from the moment the AGREEMENT becomes effective, the LANDLORD shall not hinder the TENANTS employees from entering the PREMISES and carrying out installation and shall provide all necessary related information.

3.2. Upon completion of installation, the PREMISES shall be transferred to the TENANT in accordance with the PREMISES TRANSFER-ACCEPTANCE ACT. The PREMISES upon their transfer shall be orderly, clean, completely vacant, without any LANDLORD or other third party belongings and unoccupied by third parties. The PREMISES shall be transferred upon signing three PREMISES TRANSFER-ACCEPTANCE ACT copies for the AGREEMENT PARTIES and one for the Public Institution Registry center. The PREMISES TRANSFER-ACCEPTANCE ACT shall have an Addendum with the floor plan of the PREMISES. The PREMISES TRANSFER-ACCEPTANCE ACT presents calculated data readings from accounting instruments used for calculation of servicing fees as set forth in this agreement.

3.3. The PREMISES TRANSFER-ACCEPTANCE ACT shall be signed by authorized representatives of both AGREEMENT PARTIES. The photos of the PREMISES signed by both authorized representatives of the AGREEMENT PARTIES may also be included as part of the PREMISES TRANSFER-ACCEPTANCE AGREEMENT.

3.4. Effective on the day of the PREMISES transfer-acceptance agreement signing, the TENANT, its employees or authorized representatives and clients shall have the right to enter the PREMISES, change door locks, keep their belongings, remove other objects not belonging to the TENANT, refuse third parties from entering the PREMISES and set their own PREMISES entrance procedures and exercise full rights awarded to the TENANT of the AGREEMENT without needing additional permission or agreement from the LANDLORD.

3.5. The LANDLORD shall be obligated to perform any immediately necessary major repairs of the PREMISES and the BUILDING, as well as repairs of all general communications systems within the BUILDING.

3.6. In the event the LANDLORD fails to execute contractual obligation set forth in paragraph 3.5 of the AGREEMENT, the TENANT shall acquire the right to either (i) perform such repairs including their cost in calculation of rent or (ii) terminate this AGREEMENT. The TENANT, upon performing repairs at its own expense shall be required to provide the LANDLORD repair estimates and invoices. The LANDLORD shall cover in advance coordinated repair costs.

3.7. The LANDLORD, during execution of repairs during the lease term, shall be obligated to inform the TENANT of necessity to perform such repairs 14 days prior to commencing repairs and coordinate in writing repair timeline. Given the repair notice is conveyed appropriately and in time, the TENANT shall provide the LANDLORD all necessary conditions to perform such work.

/s/ illegible /s/ Tomas Skučas	/s/ illegible

3.8. The LANDLORD shall have the right to demand that the TENANT temporarily stop using the PREMISES or part of them if major repairs are necessary and therefore cannot be postponed. In such an event during the entire duration of such extensive repairs the TENANT does not pay full rent or its respective share depending on which part of the PREMISES under extensive repairs the TENANT is unable to use, in accordance with the PREMISES purpose outlined in paragraph 1.4. of this AGREEMENT and/or not able to fully exercise one’s rights as a TENANT as outlined in this AGREEMENT.

3.9. The TENANT, upon finding out about damage or other serious deficiencies of the PREMISES or the BUILDING, the removal of which would need immediate serious repairs, shall immediately notify the LANDLORD. Should the LANDLORD fail to eliminate the deficiencies upon receipt of such notice within certain required and reasonable period (30 days), the TENANT shall have the right to forego receipt of official permission, after notifying the LANDLORD as is appropriate, and commence necessary repairs, if they are needed to sustain functionality of the PREMISES, and later submit to the LANDLORD documentation detailing incurred repair expenses. The AGREEMENT PARTIES shall calculate reasonable and necessary repair expenses towards payable rent sum.

3.10. The TENANT is obligated to conduct regular repairs of the PREMISES at one’s own expense and discretion.

3.11. Upon expiry of the AGREEMENT the TENANT shall return the PREMISES to the LANDLORD in good condition considering regular wear and tear within 30 (thirty) days, in accordance with the transfer-acceptance act, which is signed by the AGREEMENT PARTIES. If agreed upon by both AGREEMENT PARTIES, the transfer-acceptance act may contain photographs of the PREMISES which both AGREEMENT PARTIES sign.

3.12. Any equipment or other improvements and alterations, installed at the expense of the TENANT without prior permission by the LANDLORD shall be considered the property of the TENANT and may be taken by the TENANT only in the event when such equipment, improvements or alterations may be taken off without any damages to the PREMISES and/or the BUILDING. Upon agreement between the AGREEMENT PARTIES the TENANT may leave such equipment behind for the LANDLORD’S use for the agreed amount of remuneration.

ARTICLE 4. AGREEMENT COST AND PAYMENT TERMS

4.1. The TENANT shall be assessed PREMISES rental fee of 28 Litas (twenty-eight litas, 0 cents) rent per one meter of the leased PREMISES each month including GMP [resident income tax] and PSD [mandatory medical insurance], plus real estate taxes (but no more than 2 (two) Lt. per square meter each month, otherwise the sum exceeding two Litas per square meter may be calculated towards the rent fee). Real estate property taxes are paid to the account of the State Tax Inspectorate in accordance with the laws. Rent amount, according to this AGREEMENT, is calculated in accordance with the Litas and Euro currency exchange rate set by the Bank of Lithuania, which at the time of the AGREEMENT signing is: 1 EUR = 3.4528 Litas. In the event of regular rent fee payment day the referred to currency rate should change, the LANDLORD shall have the right (upon notifying the TENANT in writing before regular rent payment is due) to recalculate rent and other fees in accordance with this AGREEMENT. Rent and other associated fees in Litas shall be recalculated to Euro on the day of the AGREEMENT drafting (or later agreement regarding rent amount and other fee determination) based on currency

/s/ illegible /s/ Tomas Skučas	/s/ illegible

exchange rate on the day of the AGREEMENT drafting and the calculated sum in Euros shall be converted to Litas in accordance with the exchange rate on the date of the agreement signing. GPM and PSD shall be calculated and deducted from lease payment by the TENANT and make payments in the name of the LANDLORD to the State Tax inspectorate and Social Security accounts in accordance with legal acts. 50 per cent of the calculated GPM shall be paid under the name of Tomas Grébliúnas, and 50 per cent in the name of Tomas Skučas. The LANDLORD shall be obligated to inform the TENANT immediately in writing if the above referenced GPM payment procedure should change. GPM makes up 15 % on the day of the AGREEMENT signing, and PSD makes up 6%.

4.2. The parties agree, that PREMISES lease payment may change (may be recalculated) at the end of the calendar year. Rent may be recalculated and may change up to 20 (twenty) % considering internal market prices. The parties shall agree, that the amended (recalculated) rent fee shall be applied beginning on the 1st day of January. In the event conditions referenced to in this paragraph should occur, rent shall be recalculated each calendar year.

4.3. The TENANT is obligated to enter into agreement directly with the administrator of the building and pay all fees for utilities and cleaning services determined by the building administrator in accordance with the provisions of the agreement entered into with the administrator of the building.

4.4. The TENANT shall pay for electronic communication services in accordance with the invoices presented by the service provider. Fire safety agreement is drafted by the LANDLORD in the name of the TENANT. These service fees shall be paid by the TENANT in direct proportion to the size of the PREMISES.

4.5. Rent payment and payments for services are outlined in paragraphs 4.1. and 4.3. of the AGREEMENT, and shall be calculated as of the day following installation of the PREMISES and their transfer to the TENANT in accordance with the PREMISES TRANSFER-ACCEPTANCE ACT.

4.6. Rent, outlined in paragraph 4.1. of the AGREEMENT shall be paid as follows:

4.6.1. 50 per cent of rent set forth in paragraph 4.1. of the AGREEMENT shall be remitted to the account in the name of Tomas Grébliúnas LT514010042501696006;

4.6.2. 50 per cent of rent set forth in paragraph 4.1. of the AGREEMENT shall be remitted to the account in the name of Tomas Skučas LT514010042501696006;

4.6.3. Rent shall be paid every three months for three preceding months at a time by 10th (tenth) day of the month, and fees for services shall be paid in accordance with terms agreed upon with the building services administrator.

4.7. The TENANT shall within 5 (five) calendar days from signing this AGREEMENT be obligated to pay the LANDLORD a deposit amounting to 2 months’ rent, i.e. 13977.6 (thirteen thousand nine hundred seventy-seven) Lt. (this sum includes GPM), which, upon the TENANTS unfounded refusal to sign PREMISES TRANSFER-ACCEPTANCE ACT, shall not be refundable, and upon the TENANT’s acceptance of the leased PREMISES shall be regarded as rent for the last two months of lease term.

/s/ illegible /s/ Tomas Skučas	/s/ illegible

ARTICLE 5.RIGHTS AND OBLIGATIONS OF THE LANDLORD

5.1. The LANDLORD shall be obligated to eliminate all accidents or damage in the inner systems of the BUILDING and the PREMISES in cases when they occur not because of the TENANT. In the event the accident or damage within the systems of the BUILDING or the PREMISES occurs due to the TENANT, the LANDLORD may eliminate such accidents and damage at one’s own expense. Such properly founded (in writing) and reasonable expense incurred by the LANDLORD shall be paid for by the TENANT. The AGREEMENT PARTIES are obligated to immediately notify one another of any accidents or damage.

5.2. The LANDLORD shall guarantee proper functioning of electricity, cold and hot water supply, heating, plumbing systems as well as engineer’s network servicing and air conditioning systems.

5.3. The LANDLORD, in efforts to check exploitation conditions of the PREMISES as well as on other important occasions, shall have the right to enter the PREMISES at a time agreed upon with the TENANT, with the TENANT’s representative present, as well as without one, and fill out an appropriate form in cases when an accident or damage occurred that would cause damage to the BUILDING or people working there.

5.4. The TENANT shall have the right to have a necessary number of telephone lines installed in the PREMISES in one’s name and at one’s sole expense and refuse telephone lines which are not being used. The LANDLORD shall within 5 (five) days from the day of the TENANT’s request receipt be obligated to give him or to the fixed telephone connection provider a written agreement or permissions to install telephone lines in the PREMISES, with the TENANT designated as the user of the line, also transferring existing phone numbers, as well as transferring the right to use existing telephone lines and systems of the PREMISES to the TENANT. The TENANT may have service providers install other telephone, Internet, information services provision at one’s expense. The AGREEMENT PARTIES are obligated to cooperate bilaterally and provide each other any necessary information in efforts to find the most acceptable to the AGREEMENT PARTIES solution regarding questions set forth in this paragraph of the AGREEMENT.

5.5. The LANDLORD shall grant the TENANT the right to use the lot of land (for parking of cars, mechanical equipment, unloading and uploading shipments, garbage container storage, tenant service advertising, etc.).

5.6. The LANDLORD shall give the TENANT up to 20 units of reserved free car parking spaces. Additional reserved automobile parking spaces shall be given to the TENANT for an additional agreed upon fee.

5.7. The LANDLORD shall allow individuals specified by the TENANT with whom the TENANT has entered into a contract to enter the leased property to perform technical equipment installation, servicing and dismantling work which is necessary for the TENANT in accordance with safety requirements set forth by the LANDLORD.

5.8. The LANDLORD, upon selling or transferring the PREMISES shall be obligated to notify the receiver of the PREMISES or other party of the Lease agreement, and the TENANT shall be notified of pending sale or transfer of the PREMISES.

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5.9. The TENANT shall be obligated at one’s own expense to install in the PREMISES the following: conditioners (2 units), non-fixed windows (1 unit on the side of Savanoriu avenue and 3 units on the side of the parking lot), install in the PREMISES on the side of the parking lot one light construction partition, install a shower stall in the bathroom, install kitchen equipment belonging to the TENANT. Premises SURRENDER-TRANSFER [sic] act shall be signed and premises shall be transferred only upon completion of these improvements, but not later than within one month from signing this agreement and payment of the deposit.

ARTICLE 6. RIGHTS AND OBLIGATIONS OF THE TENANT

6.1. The TENANT, in accordance with the provisions of Article 4 of this AGREEMENT, is obligated to pay rent and fees for services listed in the AGREEMENT.

6.2. The TENANT is obligated to use the PREMISES in accordance with its designated purpose described in paragraph 1.4 of this AGREEMENT, and abide by local regulations, fire safety, sanitation rules, safety and technical requirements applicable to such premises. In the event the TENANT breaches these obligations, he shall be required to cover the LANDLORD’s expenses in accordance with monetary sanctions applied to the TENANT by appropriate institutions.

6.3. The TENANT is obligated to take care of cleanliness and order in the PREMISES.

6.4. The TENANT is obligated to conduct regular repairs of the PREMISES at one’s own expense except if agreed otherwise by the parties.

6.5. The TENANT shall be obligated to guarantee security of the LANDLORD’s property located in the PREMISES. The l is not responsible for the TENANT’s property located on the PREMISES.

6.6. The TENANT shall guarantee that neither its employees, nor clients, nor subletting individuals will interfere with the LANDLORD and other renters in the same building or their clients ability to use the BUILDING.

6.7. The TENANT shall be obligated to make timely payments for services to utility service providers.

6.8. The TENANT shall be obligated to guarantee that utility service providers and other third parties would not express objections to the LANDLORD regarding the TENANT’s activities. In the event such objections should arise, the TENANT shall be obligated to deal with such objections directly with the third party in question. In case of improper execution of obligations by the TENANT set forth in this paragraph should result in the LANDLORD experiencing any type of damage, the TENANT shall be obligated to reimburse these damages within 10 calendar days of receiving such damage reimbursement request.

ARTICLE 7. VALIDITY OF THE AGREEMENT, EXPIRATION AND TERMINATION

7.1. The AGREEMENT shall become effective immediately after its signing by the AGREEMENT PARTIES.

7.2. The lease of the PREMISES in accordance with the AGREEMENT shall expire upon ending of the lease term unless it is renewed in accordance with the paragraph 2.2 of this AGREEMENT.

/s/ illegible /s/ Tomas Skučas	/s/ illegible

7.3. The lease of the PREMISES shall end in the event of the PREMISES or BUILDING collapse, as well as in the event when such lease is terminated based on the decision adopted by the court or when the AGREEMENT is terminated in accordance it’s outlined procedure.

7.4. The LANDLORD shall have the right to unilaterally terminate the AGREEMENT without addressing the court by providing the notice thereof to the TENANT in the event of the following:

(i)

The TENANT uses the PREMISES not in accordance with its purpose and/or not in accordance with the provisions set forth in this AGREEMENT and has failed to correct the situation within the set term after receiving a written notice thereof;

(ii)	The TENANT willfully causes the state of the PREMISES to deteriorate;

(iii)	The TENANT fails to pay rent when it is due and fails to correct the situation within the set term after receiving a written notice thereof;

(iv)

The TENANT fails to fulfill its obligations set forth in Article 6 of this AGREEMENT or infringes on the LANDLORD’s rights outlined in Article 5 of this AGREEMENT, and fails to correct the situation within the set term after receiving a written notice thereof.

7.5 The TENANT has the right to unilaterally terminate the AGREEMENT without addressing the court in the event of the following:

(i)	The PREMISES, the BUILDING become unsuitable for use due to circumstances unrelated to the TENANT;

(ii)

Transferred PREMISES turn out to contain major deficiencies which were never brought to attention by the LANDLORD nor were known to the TENANT, as a result of which the PREMISES appear to be unsuitable for use according to its original purpose and provisions of this AGREEMENT;

7.6. AGREEMENT PARTIES have the right to terminate this AGREEMENT prior to its term expiration upon mutual PARTY agreement regarding the conditions of such termination.

7.7. AGREEMENT PARTIES have the right to terminate this agreement prior to its term expiration by giving each other 30 days’ notice.

7.8. Lease AGREEMENT termination prior to its term expiration also terminates all subletting and/or use of agreements if such were ever signed.

ARTICLE 8. RESPONSIBILITY OF THE AGREEMENT PARTIES

8.1. AGREEMENT PARTIES are expected to carry out their obligations in accordance with this AGREEMENT properly and on time.

8.2. In the event a PARTY fails to carry out its monetary obligation execution in accordance with this AGREEMENT, it shall be assessed 0.04 (four hundredths) % in late fees from the amount owed for each day late up until the time when the remaining balance is remitted in full.

8.3. AGREEMENT PARTIES are responsible for the damage to the other party’s property that occurred as a result of their fault.

8.4. The AGREEMENT PARTY shall be excused from responsibility in accordance with this AGREEMENT for lack of full or partial obligation execution in such cases when a PARTY in question presents proof that the AGREEMENT was not executed due to circumstances beyond control or reasonable ability to predict at the time the AGREEMENT was drafted, and that the PARTY was unable to stop occurrence of such circumstances or prevent their effects from happening (thereafter – force majeure).

8.5. In cases when circumstances preventing execution of the AGREEMENT are temporary, then the AGREEMENT PARTY is excused from such obligation only for the duration which is reasonable considering circumstantial effects on execution of the AGREEMENT.

/s/ illegible /s/ Tomas Skučas	/s/ illegible

8.6. The AGREEMENT PARTY, which requests to be excused from responsibility due to force majeure, shall no later than within 3 (three) days inform the other AGREEMENT PARTY in writing regarding force majeure also presenting the evidence showing that all reasonable security measures and efforts were applied in efforts to reduce expense and negative consequences, also informing of the tentative term for obligation execution. The AGREEMENT PARTY which has requested exemption from responsibility due to force majeure shall no later than within 3 (three) days inform the other AGREEMENT PARTY in writing about disappearance of the basis for non-execution of obligations.

8.7. The basis for excusing the AGREEMENT PARTY from its obligation appears from the moment of force majeure incident, or, if not informed of it in time, from the day when the other AGREEMENT PARTY receives and confirms such a notice in writing. Should the AGREEMENT PARTY fail to send the information to the other AGREEMENT PARTY in time and fails to inform of force majeure, it shall be obligated to reimburse the other AGREEMENT PARTY for damages which occurred due to lack of timely information delivery or announcement.

8.8.If force majeure circumstances last longer than six months, and AGREEMENT PARTIES fail to come to an agreement as to on which basis, after force majeure is over, obligations should continue to be executed, then any of the AGREEMENT PARTIES, in the event force majeure still exists, shall have the right to terminate this AGREEMENT after notifying of such an even the other AGREEMENT PARTY at least 30 (thirty) days before the event.

ARTICLE 9. RESOLUTION OF DISPUTES AND APPLICABLE LAW

9.1. All disputes and disagreements arising from or affected by the AGREEMENT and its execution shall be resolved through negotiation.

9.2. In the even when dispute or disagreement cannot be resolved within 30 (thirty) calendar days after one AGREEMENT PARTY offers in writing the other AGREEMENT PARTY to resolve the dispute or disagreement through negotiations, and the dispute or disagreement remains unsolved, the interested AGREEMENT PARTY may address the court in accordance with the procedures set forth in procedural laws.

9.3. This AGREEMENT and its effective relations shall be governed by the laws of the Republic of Lithuania.

ARTICLE 10. FINAL AGREEMENT PROVISIONS

10.1. The AGREEMENT may be altered or updated based on mutual decision by the AGREEMENT PARTIES. All amendments of this AGREEMENT, supplements and annexes are valid if written officially in writing, signed by representatives of the AGREEMENT PARTIES and approved with the seal of the LANDLORD.

10.2. The AGREEMENT PARTIES shall inform each other about any changes, such as change of address, title, bank accounts. In the event the AGREEMENT PARTY breaches its obligation to inform, it shall lose its right to express objections to the other PARTY’s failure to fulfill obligations directly conditioned by failure of the other PARTY to inform.

10.3. AGREEMENT PARTIES agree, that all declarations, notices, written requests and other documents related to execution of this AGREEMENT (thereafter referred to as “NOTICES”) shall be sent to the LANDLORD to their address at Žvaigždžiu 11-14, Panevéžys. NOTICES to the TENANT shall be sent to the TENANT’s address noted on the preamble of the AGREEMENT or to the address of the leased PROPERTY. In accordance with this AGREEMENT or its related NOTICES shall be legalized [sic] in writing and shall be considered properly served on the day of its delivery to the recipient, if they

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are served to the addressee for signing in person, sent by registered mail (including notice of delivery) or by express mail.

10.4. This AGREEMENT and its provisions shall be considered confidential and information may not be disclosed to third parties without a written agreement by the AGREEMENT PARTY, except for instances when the contents of the NOTICE must be disclosed to third parties or governmental institutions in accordance with provisions of legal acts, or due to obligations set forth in this AGREEMENT, or in order to exercise rights awarded by this AGREEMENT.

10.5. The AGREEMENT shall be issued in five legally and equally valid copies, three of which are given to the LANDLORD, one to the TENANT and one is given to the public entity Center of Registers. The representatives of the LANDLORD and the TENANT shall sign the AGREEMENT on each page, while the last page shall contain the TENANT’s company seal.

10.6. This agreement shall become effective as of the moment of its signing and will remain valid for as long as the PARTIES fulfill obligations set forth in this AGREEMENT. All written and verbal agreements between the PARTIES prior to signing this AGREEMENT shall lose their validity the moment this AGREEMENT becomes effective.

This AGREEMENT was read by the PARTIES, its contents and ramifications have been understood, it represents the PARTIES’ will and hence is considered adopted and signed.

ON BEHALF OF LANDLORD:

Tomas Skučas	personal code 36912260033	/s/ Tomas Skučas (signature)

Vygante Skučienè	personal code 47101300077	/s/ Vygante Skučienè (signature)

Tomas Grébliúnas	personal code 36906300743	on behalf of /s/ illegible

ON BEHALF OF TENANT:

/s/ illegible (signature)	/s/ illegible (signature)	/s/ illegible (First and last name)

[stamp:] REPUBLIC OF LITHUANIA [illegible]

ANNEX NO 1 to Non-residential Property Lease Agreement signed May 28, 2009

PREMISES ACCEPTANCE – TRANSFER ACT

07-08-2009

Kaunas

Tomas Grébliúnas, personal code 36906300743, Tomas Skučas personal code 36912260033, Vygante Skučiené personal code 47101200077, ([thereafter referred to as the] Landlord) on the one hand, and UAB “DEVINT”, company code 300633724, representing Kęstutis Kupčiūnas (thereafter the Tenant) on the other hand, and both of them thereafter referred to as the “Parties”, adopted the following Premises Acceptance-Transfer Act:

1.

The Landlord shall transfer and the Tenant shall accept premises located in the building whose address is Savanoriu pr. 221, Kaunas, unique No. 1998-6009-5012 (thereafter – “Building”). The premises are located on the third floor and marked as: 4-1, 4-2, 4-3, 4-4, 4-5, 4-6, 4-7 with the total area of 232.96 sq m. (thereafter – “Premises”).

The Premises are being transferred in neat and clean order. All equipment and systems within the Premises are operational.

2.	This Premises Acceptance-Transfer act is being issued in two copies, one for the Landlord and one for the Tenant.

3.	The Tenant upon signing the Acceptance-Transfer Act shall receive:

Keys:    sets [hw:] [illegible]

Alarm code: -

4.	Meter readings at the time of acceptance-transfer act signing:

Electricity: [hw:] 1303

Water: [hw:] 00027

Heating: -

5.	The premises acceptance-transfer act contains a supplement: Photo-fixation of the premises

6.	Notes: [hw:] Missing keys to the main entrance

	No.	Note	Repairs to be completed	Repairs completed (date, signature)
[hw:]	1	Windows, 4 units	07-20-2009
	2	Shower stall	07-10-2009
	3	Kitchen electricity	07-10-2009
	4	Heating meter reading	07-10-2009

Legal addresses and accounts of the Parties:

Landlords:

Tomas Grébliúnas

Personal code 36906300743

Residing Zvaigzdziu st. 11-14, Panevezys

Tel.: 8 686 19499

As LT514010042501696006

Tomas Grébliúnas /s/ Tomas Grébliúnas

Tomas Skučas

Personal code 36912260033

Residing Kiskiu st. 13, Kaunas

Tel.: 8 698 86668

A.s. LT514010042501696006

Tomas Skučas /s/ Tomas Skučas

Tenant:

UAB “Devint”

Statybininku g. 7, LT-50118, Kaunas

Personal code LT947300010098138017

AB Hansabankas, Kaunas branch

Tel.: 837 361021

Fax: 837 361021

Director

Kęstutis Kupčiūnas /s/ Kęstutis Kupčiūnas

Vygante Skučiené Personal code 47101200077 Residing Kiskiu st 13, Kaunas	[stamp:] REPUBLIC OF LITHUANIA, CITY OF KAUNAS, UAB “DEVINT”
[hw:] [illegible] No. [JV]- 8091
Vygante Skučiené /s/ Vygante Skučiené